UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report: October 27, 2000

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification #)
of incorporation)

185 E. Market Street, Warren, OH	44482
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including are code (330) 373-1221

N/A
(Former name or former address, if changed since last report)

Item 5 Other Events

    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date:	October 27, 2000	By: /s/ Steven R. Lewis
Steven R. Lewis,
President and CEO

For Immediate Release	For Further Information:
Friday, October 27, 2000	Steven Lewis, President and CEO
Troy Adair, Investor Relations
Phone (330) 373-1221
Fax (330) 392-8227

First Place Financial Corp. Mourns Passing of Chairman

Warren, Ohio, October 27, 2000 – With great sadness, the Board of Directors of First Place Financial Corp. passed the following resolution at its last board meeting on October 23, 2000.

Whereas, the Board of Directors of First Federal Savings and Loan Association of Warren desires to record their heavy sense of loss at the death on October 9, 2000 of their colleague, Paul A. Watson, be it

Resolved, that the Board of Directors of First Federal extends a formal expression of their sorrow at the death of Paul Watson, who began his career with this organization in June 1955, became President and member of the Board of Directors in October 1983, and upon his retirement as President of the Association was appointed Chairman of the Board in January 1997, does hereby note in the minutes, the passing of a man, who was esteemed by his associates, respected by all; and be it further

Resolved, that the original of this resolution is to be tendered to his family as an expression of the Board’s heartfelt sympathy.

Mr. Terry Patrick, current chairman of FFY Financial Corp., will become chairman of First Place Financial Corp. pending shareholder and regulatory approval of the merger of equals between the two companies. The position of cochairman, which Mr. Watson would have filled, will be filled sometime after the annual meeting on November 16, 2000.